                                                                       EXHIBIT 6

                           THE CONSENT OF THE TRUSTEE

                     REQUIRED BY SECTION 321(B) OF THE ACT



  PNC Bank, National Association, the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached does hereby consent that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939.



                             PNC BANK, NATIONAL ASSOCIATION


                             BY: /s/ David G. Metcalf
                                 ------------------------------
                                 David G. Metcalf
                                 Vice President

                                 DATE:  June 16, 1998
                                        ----------------